                                                               EXHIBIT (m)(2)(a)


                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1

                               FOR CLASS B SHARES

                                   SCHEDULE A



                   (Amended and Restated as of June 28, 2005)


FUND                                                 DISTRIBUTION FEE
----                                                 ----------------

Capital Appreciation Fund                            .75%

Common Stock Fund                                    .75%

Convertible Fund                                     .75%

Diversified Income Fund                              .75%

Global High Income Fund                              .75%

Government Fund                                      .75%

High Yield Corporate Bond Fund                       .75%

International Equity Fund                            .75%

Large Cap Growth Fund                                .75%

MAP Fund                                             .75%

Mid Cap Growth Fund                                  .75%

Mid Cap Value Fund                                   .75%

Small Cap Growth Fund                                .75%

Small Cap Value Fund                                 .75%

Tax Free Bond Fund                                   .25%

Total Return Fund                                    .75%

Value Fund                                           .75%
